As filed with the Securities and Exchange Commission on August 13, 2013.

Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LCNB CORP.
(Exact name of registrant as specified in its charter)

OHIO	31-1626393
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2 North Broadway
Lebanon, Ohio 45036
   (513) 932-1414
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen P. Wilson
Chairman and Chief Executive Officer
LCNB Corp.
2 North Broadway
Lebanon, Ohio 45036
(513) 932-1414
(Address, including zip Code, and telephone number,
including area code, of agent for service)

Copies to:

Susan B. Zaunbrecher, Esq.
Dinsmore & Shohl LLP
255 E. Fifth Street, Suite 1900
Cincinnati, Ohio 45202
Telephone: (513) 977-8171
Facsimile: (513) 977-8141

Approximate date of commencement of proposed sale of the securities to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate price(2)	Amount of registration fee
Common Stock, no par value	217,063	$21.24	$4,610,418.12	$628.86

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the closing price of the Registrant’s Common Stock on the Nasdaq Capital Market Exchange on August 9, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2013

PROSPECTUS

LCNB CORP.

217,063 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by the selling shareholders identified in this prospectus from time to time of up to an aggregate 217,063 shares of our common stock.  We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling shareholders.

The selling shareholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 5. We will not be paying any underwriting discounts or commissions in this offering.

Shares of our common stock are listed on the NASDAQ Capital Market Exchange under the symbol “LCNB”. On August 9, 2013, the reported closing price of the common stock was $21.24.

Investing in our securities involves substantial risks. You should carefully consider the matters discussed under the section entitled “Risk Factors” beginning on page 2 of this prospectus, as well as in any prospectus supplement.

THE SECURITIES ARE NOT DEPOSITS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS, OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August __, 2013.

TABLE OF CONTENTS

SUMMARY	1
LCNB CORP.	1
SUMMARY OF THE OFFERING	2
RISK FACTORS	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	4
SELLING SHAREHOLDERS	4
PLAN OF DISTRIBUTION	5
DESCRIPTION OF CAPITAL STOCK	6
LEGAL MATTERS	11
EXPERTS	12
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	12
WHERE YOU CAN FIND MORE INFORMATION	13

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.
i

SUMMARY

This summary highlights information contained in or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before investing in our securities. You should carefully read this prospectus and any applicable prospectus supplement, including the documents incorporated by reference, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.

LCNB CORP.

LCNB Corp., an Ohio corporation formed in December, 1998, is a financial holding company headquartered in Lebanon, Ohio. Substantially all of the assets, liabilities and operations of LCNB Corp. are attributable to the Bank, its wholly-owned subsidiary.

The predecessor of LCNB Corp., the Bank, was formed as a national banking association in 1877.  On May 19, 1999, the Bank became a wholly-owned subsidiary of LCNB Corp.  The Bank’s main office is located in Warren County, Ohio and 24 branch offices are located in Warren, Butler, Clinton, Clermont, Hamilton, and Montgomery Counties, Ohio.  In addition, the Bank operates 31 automated teller machines (“ATMs”) in its market area.

On January 11, 2013, LCNB consummated a merger with First Capital Bancshares, Inc. (“First Capital”) in a stock and cash transaction valued at approximately $20.2 million.  Immediately following the merger of First Capital into LCNB, Citizens National Bank (“Citizens”), a wholly-owned subsidiary of First Capital, was merged into the Bank.  At that time, Citizens’ six full–service offices became offices of the Bank.  Three of these offices are located in Chillicothe, Ohio and one office is located in each of Frankfort, Ohio, Clarksburg, Ohio, and Washington Court House, Ohio.

The Bank is a full service community bank offering a wide range of commercial and personal banking services.  Deposit services include checking accounts, NOW accounts, savings accounts, Christmas and vacation club accounts, money market deposit accounts, Classic 50 accounts (a senior citizen program), individual retirement accounts, and certificates of deposit.  Deposits of the Bank are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Loan products offered by the Bank include commercial and industrial loans, commercial and residential real estate loans, construction loans, various types of consumer loans, and Small Business Administration loans.  The Bank’s residential mortgage lending activities consist primarily of loans for purchasing or refinancing personal residences, home equity lines of credit, and loans for commercial or consumer purposes secured by residential mortgages.  Most fixed-rate residential real estate loans are sold to the Federal Home Loan Mortgage Corporation with servicing retained.  Consumer lending activities include automobile, boat, home improvement and personal loans. The Bank also offers indirect financing through various automotive, boat, and lawn and garden dealers. The Trust and Investment Management Division of the Bank performs complete trust administrative functions and offers agency and trust services, retirement savings products, and mutual fund investment products to individuals, partnerships, corporations, institutions and municipalities. Security brokerage services are offered by the Bank through arrangements with LPL Financial LLC, a registered broker/dealer.  Licensed brokers offer a full range of investment services and products, including financial needs analysis, mutual funds, securities trading, annuities, and life insurance. Other services offered include safe deposit boxes, night depositories, travelers’ checks, money orders, cashier’s checks, bank-by-mail, ATMs, cash and transaction services, debit cards, wire transfers, electronic funds transfer, utility bill collections, notary public service, personal computer based cash management services, 24 hour telephone banking, PC Internet banking, mobile banking, and other services tailored for both individuals and businesses.

Our principal executive offices are located at 2 North Broadway, Lebanon, Ohio 45036, and our telephone number is (513) 932-1414. Our website address is http://www.lcnb.com. Information included or referred to on our website is not incorporated by reference in or otherwise a part of this prospectus.

SUMMARY OF THE OFFERING

This prospectus relates to the offer and sale, from time to time, of up to 217,063 shares of our common stock by the selling shareholders listed below. The shares of common stock being offered under this prospectus represent shares underlying warrants owned by the selling shareholders; upon exercise the warrants permits the selling shareholders to purchase common stock at a price per share of $9.26.  These warrants were initially issued by us, in a non-public offering, to the U.S. Treasury under its Troubled Asset Relief Program Capital Purchase Program (TARP). The warrants were sold to the selling shareholders in the fourth quarter of 2011. These shares were previously reserved by the registrant for the purpose of the exercise of the warrants.

Our registration of the resale of our common stock does not necessarily mean that all or any portion of such common stock will be offered for resale by the selling shareholders.  We will not receive any proceeds from the sale of our common stock under this prospectus.  We have agreed to bear the expenses of registering the shares under all federal and state securities laws.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement, including the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q and in other reports and information that we file with the Securities & Exchange Commission (“SEC”) from time to time, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations and, as a result, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” in this prospectus or any accompanying prospectus supplement that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include:

•	changes in external competitive market factors that might impact results of operations;

•	legislative or regulatory changes or actions, including in particular the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated and to be promulgated thereunder as well as changes in capital requirements under the Basel III capital proposals, all of which may subject us to a variety of new and more stringent legal and regulatory requirements which adversely affect our business;

•	costs and effects of regulatory and legal developments, including the outcome of regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations;

•	changes in business strategy or an inability to execute strategy due to the occurrence of unanticipated events;

•	our ability to identify potential candidates for, obtain regulatory approval of, and consummate, acquisition or investment transactions;

•	our failure to complete any or all of the transactions described herein or in the documents incorporated by reference on the terms currently contemplated;

•	local, regional and national economic conditions and events and the impact they may have on us and our customers;

•	our ability to attract deposits and other sources of liquidity;

•	changes in the financial performance and/or condition of our borrowers;

•	changes in the level of non-performing and classified assets and charge-offs;

•	changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	changes in our capital structure resulting from future capital offerings or acquisitions;

•	inflation, interest rate, securities market and monetary fluctuations;

•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;

•	changes in consumer spending, borrowing and saving habits;

•	technological changes;

•	our ability to grow, increase market share and control expenses and maintain sufficient liquidity;

•	volatility in the credit and equity markets and its effect on the general economy;

•	the potential for customer fraud, especially in our mortgage lending business;

•	effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	our ability to integrate the First Capital aquisition and any future acquisition targets may be unsuccessful, or may be more difficult, time-consuming or costly than expected; and

•	material differences in the actual financial results of merger and acquisition activities compared with expectations.

These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although the expectations reflected in the forward-looking statements are currently believed to be reasonable, future results, levels of activity, performance or achievements cannot be guaranteed. Accordingly, there can be no assurance that actual results will meet expectations or will not be materially lower than the results contemplated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to, the dates of those documents.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of our common stock under this prospectus.  Accordingly, we will not receive any part of the proceeds from the sale of our common stock under this prospectus.

SELLING SHAREHOLDERS

Upon the exercise of the warrants held by the selling shareholders, we will issue an aggregate of 217,063 shares of common stock to the selling shareholders.  We agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the shares of our common stock to be sold from time to time by the selling shareholders, and to use our commercially reasonable efforts to keep the registration statement continuously effective until the date on which such shares may be resold by the selling shareholders (or its permitted transferees to whom registration rights have been assigned).

The following table sets forth:

•	the names of the selling shareholders;

•	the number of shares of our common stock owned by the selling shareholders prior to this offering;

•	the percentage (if one percent or more) of common stock owned by the selling shareholders prior to this offering;

•	the number of shares of our common stock being offered pursuant to this prospectus;

•	the number of shares of our common stock to be owned upon completion of this offering, assuming all such shares are sold; and

•	the percentage (if one percent or more) of common stock owned by the selling shareholders after this offering, assuming all such shares are sold.

This table is prepared based on information supplied to us by the selling shareholders and reflects holdings as of August 9, 2013. As used in this prospectus, the term “selling shareholders” includes the selling shareholders listed below, and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling shareholders as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling shareholders may offer under this prospectus. The selling shareholders may sell some, all or none of their shares. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended. The percentage of shares beneficially owned prior to the offering is based on 7,636,055 shares of our common stock actually outstanding as of August 9, 2013.

	Shares of Common Stock			Shares of Common Stock
	Beneficially Owned Prior		Number of Shares	Beneficially Owned After
	to Offering		Being Offered	Offering
Security Holder	Number	Percent		Number	Percent
[SStieven Financial Investors, L.P.	184,985	2.4%	184,985	0	0%
[SStieven Financial Offshore, Ltd.	32,078	0.4%	32,078	0	0%
Total:	217,063	2.8%	217,063	0	0%

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the selling shareholders, upon the exercise of the warrants to purchase common stock, to permit the resale of these shares of common stock by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all of our fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders and any of their transferees, donees, pledgees or other successors in interest may, from time to time, sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have not advised us of any current plans, arrangements or understandings between any underwriter, broker-dealer or agent regarding the sale of our common stock by the selling shareholders.  We are required to pay all fees and expenses incident to the registration of the shares.

Upon LCNB being notified in writing by the selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling shareholder and of the participating broker-dealer(s),

•	the number of shares involved,

•	the price at which such shares of common stock were sold,

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

•	other facts material to the transaction.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material features of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, as amended (the “Articles”), and our Regulations (the “Regulations”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the Ohio General Corporation Law, as amended.

Authorized Capital Stock

Our authorized capital stock consists of 12,000,000 common stock, no par value per share, and 1,000,000 preferred stock, no par value per share.  As of August 9, 2013, there were 7,636,055 of common stock issued and outstanding, and no preferred stock was issued and outstanding. As of August 9, 2013, LCNB has reserved the following number of common stock for issuance (i) 194,456 for stock options and (ii) 350,419 for its dividend reinvestment plan.  As of the date hereof, 753,627 shares of LCNB common stock are held in treasury by LCNB.

Common Stock

Dividends

The holders of common stock are entitled to receive an equal amount of dividends per share if, as and when declared from time to time by our board of directors. Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid by the Bank, our subsidiary. Thus, as a practical matter, any restrictions on the ability of the Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us.

Dividend payments from the Bank are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of the Bank to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations. Payments of dividends by the Bank may be restricted at any time at the discretion of the applicable bank regulatory authorities, if they deem such dividends to constitute an unsafe and/or an unsound banking practice.

We are also subject to Federal Reserve Board policies that may, in certain circumstances, limit our ability to pay dividends. These policies require, among other things, that we maintain adequate capital above regulatory minimums. The Federal Reserve Board may also determine, under certain circumstances relating to our financial condition, that the payment of dividends would be an unsafe or unsound practice and prohibit the payment thereof. In addition, the Federal Reserve Board expects us to serve as a source of financial strength of the Bank, which may require us to retain capital for further investments in the Bank, rather than use those funds for dividends for our shareholders.

In addition, our Articles permit our board of directors to set the dividend rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have dividend rights that differ from those of the holders of common stock, or could have no right to the payment of dividends. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred stock to receive dividends could have priority over the right of holders of the common stock to receive dividends.

Subscription, Conversion, Preemption and Redemption Rights

The holders of common stock do not have subscription, conversion or preemptive rights, and there are no mandatory redemption provisions applicable to the common stock.

Voting Rights

Each holder of common stock has the right to cast one vote for each common stock owned on all matters submitted to a vote of shareholders. The holders of common stock have cumulative voting rights for the election of directors, provided that proper notice of the intent to exercise such cumulative voting rights is given to LCNB in accordance with Ohio General Corporate Law.

Our Articles contain special voting requirements pertaining to certain business combinations. Specifically, Article SIXTH of the Articles sets forth certain requirements in connection with the approval or authorization of any of the following types of business combinations with a person or entity that is a beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of LCNB:

•	any merger or consolidations of LCNB;

•	any sale, lease, exchange, transfer or other disposition of all, or substantially all, of the assets of LCNB;

•	the issuance or transfer of any securities of LCNB to any other person or entity in exchange for assets or securities; or

•	the issuance or transfer of any securities of LCNB, by LCNB, to any other person or entity for cash.

Article SIXTH further provides that to be approved, the foregoing transactions require the affirmative vote of either (1) at least 80% of the voting power of LCNB, voting together as a single class, present or represented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called, excluding the voting power of any such entity or person seeking such merger or combination transaction, if such person or entity owns 10% or more of the shares of LCNB entitled to vote at such annual meeting or special meeting; or (2) if a majority or more of the directors of LCNB recommend approval of the transaction, such may be taken upon approval by a majority of the voting power of LCNB, voting together as a single class, present or represented by proxy, and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called.

Number of Directors; Classification of the Board of Directors; Nomination of Directors

Our Articles divide LCNB’s directors into three classes as nearly equal in number as possible and set their terms at three years.  Our Regulations provide for our board of directors to consist of not less than five and not more than 15 directors. The board of directors currently has nine members. Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders must comply with our Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to our Corporate Secretary 45 days in advance of the applicable annual meeting or seven days following the date of notice for any special meeting called for such purpose.

Liquidation Rights

Each share of common stock entitles the holder thereof to share ratably in our net assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment.

Preferred Stock

Our 1,000,000 authorized but unissued shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to preferred stock for which the rights and restrictions are determined by the board of directors of a corporation at the time the preferred stock are issued. Under our Articles, our board of directors has the authority, without any further shareholder vote or action, to issue the preferred stock in one or more series, from time to time, with full or limited voting power, or without voting power, and with all designations, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon, the preferred stock, as may be provided in the amendment or amendments to our Articles adopted by our board of directors. The authority of our board of directors includes, but is not limited to, the determination or fixing of the following with respect to preferred stock of any series:

•	the number of shares constituting that series and the distinct designation of that series;

•	the dividend rate and whether dividends shall be cumulative, and the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series;

•	any special voting rights in addition to voting rights provided under law;

•	whether preferred stock shall have any conversion rights, and, if so, the terms and conditions of such conversion rights;

•	whether preferred stock are to be redeemable, and, if so, the terms and conditions of such redemption;

•	whether the preferred stock will be subject to the operation of a sinking fund, and, if so, upon what terms and conditions; and

•	any other relative rights, preferences and limitations.

Our board of directors will fix the powers, designations, preferences and other special rights of each series of preferred stock that we sell under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such services, in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We will also describe in the applicable prospectus supplement the terms of the series of preferred stock being offered.

Our board of directors may authorize the issuance of preferred stock with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock, decreasing the amount of earnings and assets available for distribution to holders of our common stock and creating restrictions upon the payment of dividends and other distributions to holders of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders. When we issue preferred stock under this prospectus and the applicable prospectus supplement, such preferred stock will be fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar & Transfer Company.

Anti-takeover Statutes

Certain state laws make a change in control of an Ohio corporation more difficult, even if desired by the holders of a majority of the corporation’s shares.  Provided below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute. Section 1701.831 of the Ohio Revised Code, known as the “Ohio Control Share Acquisition Statute”, provides that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition”.  A control share acquisition is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; or

•	a majority or more of the voting power.

An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists.  Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both:

•	a majority of the voting power of the corporation represented in person or by proxy at the meeting; and

•	a majority of the voting power at the meeting exercised by shareholders, excluding:

o	the acquiring shareholder,

o	officers of the corporation elected or appointed by the directors of the corporation,

o	employees of the corporation who are also directors of the corporation, and

o	persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.

Assuming compliance with the notice and information filing requirements, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer.  The Ohio Control Share Acquisition Statute does not apply to a corporation whose articles of incorporation or regulations so provide.  LCNB has not opted out of the application of the Ohio Control Share Acquisition Statute.

Ohio Merger Moratorium Statute.  Chapter 1704 of the Ohio Revised Code, known as the “Ohio Merger Moratorium Statute”, prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors (an “interested shareholder”) for at least three years after the interested shareholder became such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation’s shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.

For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder (or persons related to the interested shareholder) are prohibited:

•	the sale or acquisition of an interest in assets meeting thresholds specified in the statute;

•	mergers and similar transactions;

•	a voluntary dissolution;

•	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation’s outstanding shares;

•	a transaction that increases the interested shareholder’s proportionate ownership of the corporation; and

•	any other benefit that is not shared proportionately by all shareholders.

After the three-year period, transactions between the corporation and the interested shareholder are permitted if:

•	the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation’s articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a “fair market value” for their shares determined by the method described in the statute.

A corporation may elect not to be covered by the provisions of the Ohio Merger Moratorium Statute by the adoption of an appropriate amendment to its articles of incorporation.  LCNB has not adopted such an amendment to opt out of the provisions of the Ohio Merger Moratorium Statute.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon by Dinsmore & Shohl LLP.

EXPERTS

The consolidated financial statements of LCNB Corp. appearing in our Annual Report (Form 10-K) for the year ended December 31, 2012, and LCNB Corp.’s internal control over financial reporting as of December 31, 2012, have been audited by J.D. Cloud & Co., L.L.P., independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of J.D. Cloud & Co., L.L.P. pertaining to such financial statements and our internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC.

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed with the SEC on August 6, 2013;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 11, 2013; and

•	Our Current Reports on Form 8-K filed with the SEC on each of January 11, 2013, January 28, 2013 (two Forms 8-K), March 11, 2013, April 19, 2013, April 29, 2013 and July 16, 2013.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering.

Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition”, or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K into this prospectus.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http:// www.lcnb.com or by requesting them from Stephen P. Wilson, Chairman and Chief Executive Officer, LCNB Corp., 2 North Broadway, Lebanon, Ohio 45036; telephone (513) 932-1414.

WHERE YOU CAN FIND MORE INFORMATION

LCNB has filed with the SEC a Registration Statement on Form S-3 under the Securities Act for the Securities offered under this prospectus.  This prospectus is a part of the Registration Statement on Form S-3.  The rules and regulations of the SEC permit LCNB to omit from this document information, exhibits and undertakings that are contained in the Registration Statement on Form S-3.

In addition, LCNB files annual, quarterly and current reports, proxy statements and other information with the SEC.  The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s Internet site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our Internet site at http://www.lcnb.com. The information on the SEC Internet site and on our Internet site is not a part of this prospectus. You may also read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room.

PART II

INFORMATION NOT INCLUDED IN PROSPECTUS

Item 14.	Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by LCNB. All amounts are estimates except with respect to the SEC registration fee:

SEC Registration Fee	$628.86
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*

Total	*
*These fees and expenses are based on the number and type of issuances and the amount of securities offered, and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of fees and expenses payable in connection with any offering of securities

Item 15.	Indemnification of Directors and Officers.

(a)                Ohio General Corporation Law

Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
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(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.
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(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
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(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

(b)                Code of Regulations of LCNB

The Regulations of LCNB contains the following provisions with respect to the indemnification of directors and officers:

Article VII - Indemnification

The Corporation shall indemnify each director and each officer of the Corporation, and each person employed by the Corporation who serves at the written request of the Chairman or President of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law.  The term “officer” as used in this Article VII shall include the Chairman of the Board, the President, each Vice President, the Treasurer, the Secretary, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an “officer” within the operation of this Article VII by action of the board of directors.  The Corporation may indemnify assistant officers, employees and others by action of the board of directors to the extent permitted by Ohio law.

(c)                Insurance

LCNB has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling LCNB pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statements Schedules

The exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
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(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
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(5)    That, for purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Ohio, on August 12, 2013.

LCNB CORP.

By	/s/ Stephen P. Wilson
Stephen P. Wilson, CEO and Chairman
of the Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen P. Wilson  or Steve P. Foster, or either of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Date	Capacity

/s/ Stephen P. Wilson	August 12, 2013	Director, Chief Executive Officer and Chairman (Principal Executive Officer)
Stephen P. Wilson

/s/ Robert C. Haines II	August 12, 2013	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Robert C. Haines II

/s/ Rick L. Blossom	August 12, 2013	Director
Rick L. Blossom

/s/ Spencer S. Cropper	August 12, 2013	Director
Spencer S. Cropper

/s/ Steve P. Foster	August 12, 2013	Director, President
Steve P. Foster

/s/ William H. Kaufman	August 12, 2013	Director
William H. Kaufman

/s/ John H. Kochensparger III	August 12, 2013	Director
John H. Kochensparger III

/s/ Anne E. Krehbiel	August 12, 2013	Director
Anne E. Krehbiel

/s/ George L. Leasure	August 12, 2013	Director
George L. Leasure

LCNB CORP.
Registration Statement on Form S-3

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of LCNB Corp. (incorporated herein by reference to Form 10-Q for the quarterly period ended March 31, 2010, Exhibit 3.1).

4.2	Code of Regulations of LCNB Corp. (incorporated herein by reference to Form 10-Q for the quarterly period ended March 31, 2005, Exhibit 3(ii)).

4.3	Warrant to Purchase Shares of Common Stock of the Registrant, dated January 9, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 9, 2009, Exhibit 4.1).

4.4
Letter Agreement, dated as of January 9, 2009 between the Registrant and the U.S. Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 9, 2009, Exhibit 10.1).

4.5
Substitute Warrant to Purchase Shares of Common Stock of the Registrant, dated January 9, 2009 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, Exhibit 4.3).

5.1	Opinion of Dinsmore & Shohl LLP.*

10.1	LCNB Corp. Ownership Incentive Plan (incorporated herein by reference to Registrant’s DEF 14A Proxy Statement pursuant to Section 14(a), dated March 15, 2002, Exhibit A).

10.2	Form of Option Grant Agreement under the LCNB Corp. Ownership Incentive Plan (incorporated herein by reference to Registrant’s 2005 Form 10-K, Exhibit 10.2).

15.1	Acknowledgement of J.D. Cloud & Co. L.L.P. Unaudited Interim Financial Statements.*

23.1	Consent of J.D. Cloud & Co. L.L.P. *

23.2	Consent of Dinsmore & Shohl LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in Part II as a part of the signature page of the registration statement).

*	Filed herewith.